Exhibit 10.2
RESTRICTED STOCK AGREEMENT
RenaissanceRe Holdings Ltd. (the “Company”), pursuant to its First Amended and Restated 2016 Long-Term Incentive Plan (as amended from time to time, the “Plan”), hereby grants to the Participant the number of shares of Restricted Stock set forth in the Notification of Grant Award delivered herewith, which is incorporated herein and forms a part hereof (collectively, this “Agreement”). The Restricted Stock is subject to all of the terms and conditions as set forth in this Agreement, as well as the terms and conditions of the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control.
Vesting Schedule:    Subject to the Participant’s continued employment with the Company or any of its Affiliates through each applicable vesting date and the satisfaction of the Performance Objectives as of the applicable vesting date, the Restricted Stock granted hereby shall vest in accordance with the vesting schedule set forth in the Notification of Grant Award.
Performance Objectives:    Except as otherwise provided for herein or in the Plan, vesting of each tranche of Restricted Stock shall be subject to the Participant’s performance with respect to operational performance objectives established by the Committee and communicated to the Participant.
Acceleration of Vesting:    Notwithstanding the foregoing, the vesting of the Restricted Stock shall be accelerated upon (i) the Participant’s involuntary Termination as a result of a Change in Control in connection with which the Restricted Stock is assumed or substituted, as provided in Section 11(d) of the Plan, or (ii) the consummation of a Change in Control in connection with which the Restricted Stock is not assumed or substituted.
Termination of Employment:    In the event of the Participant’s Termination for any reason other than the Participant’s death or Disability, except as otherwise provided in the Acceleration of Vesting paragraph of this Agreement or in any other agreement between the Participant and the Company, all shares of Restricted Stock which have not vested as of the date of such Termination shall be immediately forfeited to the Company by the Participant for no consideration as of such date. For all purposes of this Agreement, the Plan, any employment agreement with the Participant, and any other agreement between the Participant and the Company, the award shall be treated as a service-based award and the Participant shall be eligible for full vesting in the event of a qualifying termination of employment under such other agreements.

Dividends and Voting Rights:    The Participant shall have the right to vote the Restricted Stock and receive all dividends and other distributions paid or made with respect thereto.
Additional Terms:    The Restricted Stock granted hereunder shall be registered in the Participant’s name on the books of the Company, but the certificates evidencing such Restricted Stock shall be retained by the Company while the Restricted Stock remains unvested, and for such additional time as the Committee determines appropriate.
The Company shall deduct from any payment to the Participant pursuant to this Agreement any federal, state or local income or other taxes required to be withheld in respect thereof in accordance with Section 17 of the Plan.
This Agreement does not confer upon the Participant any right to continue as an employee.
This Agreement shall be construed and interpreted in accordance with the laws of Bermuda, without regard to the principles of conflicts of law thereof.
THE PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS AGREEMENT AND THE PLAN AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS AGREEMENT AND THE PLAN.

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